Exhibit 99.1

REPAY Announces Public Offering of Common Stock

Atlanta, GA, January 12, 2021 – Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”) announced today that it has commenced an underwritten public offering of $130 million of shares of REPAY’s Class A common stock, subject to market and other conditions. In conjunction with the offering, the Company intends to grant to the underwriters a 30-day option to purchase up to $19.5 million of additional shares of REPAY’s Class A common stock.

REPAY intends to use the net proceeds from the offering, together with the net proceeds from a concurrent private offering of convertible senior notes, for the repayment of the term loans issued under its existing credit agreement and other general corporate purposes, which may include, without limitation, repurchase, redemption or retirement of securities, including interests in Hawk Parent Holdings LLC, future acquisitions, satisfaction of earnout obligations from prior acquisitions, the repayment of outstanding indebtedness and working capital. In connection with the repayment of the term loans, REPAY expects to seek to increase the amount of availability under its revolving credit facility.

Credit Suisse Securities (USA) LLC and Barclays Capital Inc. are acting as joint book-running managers for the offering. Citigroup Global Markets Inc. and Truist Securities, Inc. are also acting as book-runners for the offering.

The offering is being made pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 (File No. 333-248483) previously filed with the Securities and Exchange Commission (“SEC”). The offering may be made only by means of a prospectus supplement and accompanying prospectus. Before investing, interested parties should read the prospectus supplement, accompanying prospectus and other documents filed by the Company with the SEC for information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying prospectus may be obtained from any of the following underwriters at: Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, by telephone at 1-800-221-1037 or by email at usa.prospectus@credit-suisse.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: Barclaysprospectus@broadridge.com, tel: 888-603-5847; Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling toll-free telephone (800) 831-9146, or by email at prospectus@citi.com; or Truist Securities, Inc., 303 Peachtree Street, Atlanta, GA 30308, Attn: Prospectus Department, tel.: 800-685-4786, email: TSIdocs@Truist.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, or any solicitation of an offer to buy, REPAY’s Class A common stock or any convertible senior notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and terms of the offering and the proposed use of proceeds and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control, including, without limitation, the factors described in REPAY’s reports filed with the SEC. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

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